Exhibit 99.1

101 JFK Parkway — Short Hills, NJ 07078

news release

Contact: Domenick Cama

ISBC

(973) 924-5105

dcama@myinvestorsbank.com

Investors Bancorp, Inc. to Acquire Marathon Banking Corporation from Piraeus Bank S.A.

Short Hills, N.J. – (PR NEWSWIRE) – June 14, 2012 – Investors Bancorp, Inc. (NASDAQ: ISBC) and Marathon Banking Corporation announce a definitive merger agreement under which Investors Bancorp will acquire Marathon Banking Corporation for $135 million in cash consideration.

Marathon Banking Corporation is the U.S. subsidiary of Piraeus Bank S.A. and the parent corporation of Marathon National Bank of New York, a federally chartered commercial bank headquartered in Astoria, NY with $902 million in assets, $783 million in deposits, and 13 full-service branches in the New York metropolitan area. Upon completion of this transaction, Investors Bancorp will have 22 New York branches, representing 22% of its total branch network, totaling approximately $1.3 billion in deposits.

Kevin Cummings, President and CEO of Investors Bancorp, Inc. commented, “We are excited about the acquisition of Marathon Banking Corporation and its subsidiary Marathon National Bank of New York. Marathon is a highly regarded commercial bank whose franchise will continue the transformation of Investors into a full service commercial bank. Additionally, this transaction is a continuation of our strategy of expansion into the New York markets and more than doubles our existing New York branch network.”

Paul Stathoulopoulos, President and CEO of Marathon Banking Corporation, who will be joining the Investors Bank Board of Directors commented, “Investors has demonstrated a strong commitment to the Greek community and to the commercial real estate market. We are pleased to form this partnership with a bank that cares about their communities and can offer Marathon National Bank’s customers enhanced and expanded services.”

The purchase price represents 151% of tangible book value and a 5.8% premium to deposits as of March 31, 2012. Investors Bancorp anticipates the transaction will be 5% accretive to its 2013 GAAP earnings before acquisition transaction charges and 7% accretive to its 2014 GAAP earnings. Investors also estimates the transaction will generate an 18% internal rate of return and result in 2.5% dilution to estimated fully-converted tangible book value at closing, with recovery to pre-closing book value in six months.

The merger has been approved by each company’s board of directors and is anticipated to close in the fourth quarter of 2012, subject to customary closing conditions including regulatory approvals.

Investors Bancorp was advised in this transaction by RBC Capital Markets, LLC, and received a fairness opinion from Stifel Nicolaus Weisel. Luse, Gorman, Pomerenk & Schick, P.C. acted as legal counsel to Investors Bancorp. Keefe, Bruyette & Woods acted as financial advisor to Piraeus Bank S.A. and Linklaters acted as its legal counsel.

Conference Call / Investor Presentation

Investors Bancorp, Inc. will hold a conference call regarding this announcement on Friday, June 15, 2012 at 10:30 a.m. eastern time. The toll-free dial-in number is: 877-317-6789. A telephone replay will be available on June 15, 2012 from 1:00 p.m. (ET) through September 17, 2012, 9:00 a.m. (ET). The replay number is 877-344-7529 password 10015278. The conference call will also be simultaneously webcast on the Company’s website www.myinvestorsbank.com and archived for one year. A copy of the investor presentation is available on the Company’s website www.myinvestorsbank.com.

About Investors Bancorp, Inc.

Investors Bank, headquartered in Short Hills, New Jersey, is a full-service community bank that has been serving customers since 1926. With $11.3 billion in assets and a network of over 85 retail branches, Investors delivers personalized services and products tailored to the needs of its customers. Investors’ consumer banking services include complete deposit products, online banking, home equity loans and lines of credit and a full array of mortgage loans. Serving the business community, Investors provides deposit accounts, cash management services, business loans and lines of credit, and commercial real estate financing solutions to small and middle market companies, professional services firms, municipalities and other businesses. Investors is a member of the FDIC and an Equal Housing Lender. For more information, contact Investors at 855-422-6548 or visit www.myinvestorsbank.com.

About Marathon Banking Corporation

Marathon Banking Corporation is the holding company for Marathon National Bank of New York. Marathon National Bank of New York provides a full range of financial services to customers through 13 banking offices located in the boroughs of Queens, Brooklyn, Manhattan, Nassau and Richmond County, New York and in Fort Lee, New Jersey.

About Piraeus Bank S.A.

Piraeus Bank Group (www.piraeusbank.gr) was founded in 1916 and was listed on the Athens Stock Exchange in 1918. The Bank operated through a period of private-ownership and management and in 1975 it passed to state-ownership until 1991, when it was privatized again. Since then, Piraeus Group has become one of the most dynamic and active organizations in the Greek economy. At the end of March 2012, the Group possessed a network of 732 branches (328 in Greece and 404 internationally) and employed 10,946 people (6,047 and 4,899 respectively). Piraeus Bank Group, combining business operations and social responsibility, endorses systematically its relations with its social partners through specific actions, while emphasis is placed on the protection of the natural and cultural environment.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, stockholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Neither Investors Bancorp, Inc. nor Marathon Banking Corporation assume any duty and do not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Investors Bancorp, Inc. or Marathon Banking Corporation anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Investors Bancorp, Inc.’s or Marathon Banking Corporation’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, stockholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors and risks referenced from time to time in Investors Bancorp, Inc.’s filings with the Securities and Exchange Commission. For any forward-looking statements made in this press release or in any documents, Investors Bancorp, Inc. and Marathon Banking Corporation claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SOURCE Investors Bancorp, Inc.